UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: July 11, 2016

KINGSMEN CAPITAL GROUP, LTD

(Exact name of registrant as specified in its charter)

Nevada	000-28475	87-0635270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Bridge Rd #12-02/03 Parkview Square Singapore 18878
(Address of principal executive offices)

(919) 633-2488 (Registrant’s telephone number, including area code)

Zendex Holdings, Inc.

____________________________________________________________________

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

 On July 11, 2016, Zendex Holdings, Inc., (the “Registrant”), a Nevada corporation entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company merged with its wholly owned subsidiary, Kingsmen Capital Group, Ltd., a Nevada  corporation with no material operations ("Merger Sub" and such merger transaction, the "Merger"). Upon the consummation of the Merger, the separate existence of Merger Sub ceased and shareholders of the Company became shareholders of the surviving company named Kingsmen Capital Group, Ltd..

As permitted by the Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company's name from Zendex Holdings, Inc., to Kingsmen Capital Group, Ltd.. Upon the filing of the Articles of Merger, (the "Articles of Merger") with the Nevada Secretary of State on July 12, 2016 to effect the Merger, the Company's Articles of Incorporation were deemed amended to reflect the change in the Company's corporate name.

A copy of the Articles of Merger as filed with the Nevada Secretary of State on July 12, 2016, is attached as Exhibit 2.2. A copy of the Merger Agreement dated July 11, 2016, is attached as Exhibit 2.3.

The Company's common stock will temporarily remain listed for quotation on OTC Markets under the current symbol “ZNDX” until a new symbol is assigned by Financial Industry Regulatory Authority, Inc. (FINRA). The Company will publicly announce the new trading symbol when assigned by FINRA and the effective date of the symbol change.

The name change was made to make our name more consistent with our business operations and plans.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Description of Document
2.2	Articles of Merger as filed with the Nevada Secretary of State on July 12, 2016.
2.3	Agreement and Plan of Merger dated July 11, 2016, by and between Zendex Holdings, Inc., and Kingsmen Capital Group, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSMEN CAPITAL GROUP, LTD

Date: July 18, 2016

/s/ Wei Chi Lim

By:  Wei Chi Lim
Its:   Chief Executive Officer